UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2013
Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 843-8040

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On January 30, 2013, Molycorp, Inc. (the “Company”) closed the previously announced public offerings of 37,500,000 shares (the “Primary Shares”) of its common stock, par value $0.001 per share, at a price per share of $6.00 and $150 million aggregate principal amount of its 5.50% Convertible Senior Notes due 2018 (the “Notes”). On February 5, 2013, the Company also sold 5,625,000 shares of its common stock, par value $0.001 per share, at a price per share of $6.00 in connection with the exercise in full by the underwriters of their option to purchase additional shares in the Primary Shares offering. In the aggregate, the Company received net proceeds, after underwriters’ discounts and commissions but before expenses, of approximately $392.6 million from the offerings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Michael F. Doolan
	Name:	Michael F. Doolan
	Title:	Executive Vice President and Chief Financial Officer

Date: February 5, 2013